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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999

                                                      REGISTRATION NO. 333-48079
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------


                            IXC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                        ---------------------------------


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

          DELAWARE                            4813                       74-2644120
-------------------------------     ----------------------------    -------------------
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)       Classification Code Number)    Identification No.)
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                       1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                               AUSTIN, TEXAS 78746
                                 (512) 328-1112
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                JEFFREY C. SMITH
                            IXC COMMUNICATIONS, INC.
                       1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                               AUSTIN, TEXAS 78746
                                 (512) 328-1112
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ---------------------------------

                                   Copies to:

                              Karen C. Goodin, Esq.
                             Michael P. Whalen, Esq
                               Riordan & McKinzie
                        695 Town Center Drive, Suite 1500
                              Costa Mesa, CA 92626

                        ---------------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Not Applicable.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

================================================================================


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                          DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333- 48079) (the "Registration Statement") on which IXC Communications, Inc. ("IXC") registered 4,612,639 shares of its common stock (the "Common Stock"), options to purchase up to 262,675 shares of its Common Stock and warrants to purchase up to 35,978 shares of its Common Stock, to be issued by IXC in connection with the Stock Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated December 19, 1997 among IXC, IXC Communications Services, Inc., formerly known as IXC Long Distance, Inc. ("IXC-CS"), Pisces Acquisition Corp. (a wholly-owned subsidiary of IXC-CS) and Eclipse Telecommunications, Inc., formerly known as Network Long Distance, Inc. ("ETI"). The Securities and Exchange Commission declared the Registration Statement effective on April 15, 1998.

        In connection with the closing of the merger of Pisces Acquisition Corp. into ETI which occurred on June 3, 1998, IXC issued a total of 4,051,970 shares of its Common Stock and no options or warrants pursuant to the Registration Statement. This Post-Effective Amendment No. 1 is being filed to deregister the shares of Common Stock and the options and warrants to purchase Common Stock that were not issued pursuant to the Registration Statement. Therefore, pursuant to this Post-Effective Amendment No. 1, IXC hereby deregisters the remaining 560,669 shares of Common Stock, options to purchase 262,675 shares of its Common Stock and warrants to purchase 35,978 shares of its Common Stock.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-48079 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 19, 1999.

                                            IXC Communications, Inc.,
                                            a Delaware corporation

                                            By: /s/ JAMES F. GUTHRIE
                                                --------------------------------
                                                James F. Guthrie
                                                Executive Vice President and
                                                Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-48079 has been signed by the following persons in the capacities and on the dates indicated.

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            SIGNATURE                               Title                             Date
            ---------                               -----                             ----
                *                      President, Chief Executive Officer,       January 19, 1999
----------------------------------     Chairman and Director
        Benjamin L. Scott              (Principal Executive Officer)


      /s/ James F. Guthrie             Executive Vice President and Chief        January 19, 1999
----------------------------------     Financial Officer (Principal Financial
          James F. Guthrie             and Accounting Officer)


                 *                     Director                                  January 19, 1999
----------------------------------
           Ralph J. Swett


                 *                     Director                                  January 19, 1999
----------------------------------
          Richard D. Irwin


                 *                     Director                                  January 19, 1999
----------------------------------
           Wolfe H. Bragin


                 *                     Director                                  January 19, 1999
----------------------------------
          Carl W. McKinzie


                 *                     Director                                  January 19, 1999
----------------------------------
         Phillip L. Williams


                 *                     Director                                  January 19, 1999
----------------------------------
            Joe C. Culp


*By     /s/ Jeffrey C. Smith                                                     January 19, 1999
    ------------------------------
            Jeffrey C. Smith
            Attorney-in-fact
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